EXHIBIT 5.1
                                                                     -----------
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170

                               -------------------

                              TELEPHONE 617-832-1000
                              FACSIMILE 617-832-7000
                                   www.fhe.com

                                                  1747 PENNSYLVANIA AVENUE, N.W.
                                                            SUITE 1200
                                                      WASHINGTON, D.C. 20006
                                                         TEL: 202-223-1200
                                                         FAX: 202-785-6687

                                October 13, 2000

DynaGen, Inc.
1000 Winter Street, Suite 2700
Waltham, MA 02154

Gentlemen:

     We are familiar with the Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit, to be filed by DynaGen, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed public offering by security holders of the Company of a total of 17,477,846 shares (the "Shares") of the Company's common stock, $0.01 par value per share ("Common Stock"), including Shares issuable upon conversion of shares of Series J Preferred Stock, $0.01 par value per share ("Series J Stock"), Series K Preferred Stock, $0.01 par value per share ("Series K Stock"), Series L Preferred Stock, $0.01 par value per share ("Series L Stock") and Series M Preferred Stock, $0.01 par value per share ("Series M Stock") and Shares issuable upon exercise of warrants to purchase Common Stock of the Company (the "Warrants").

     In arriving at the opinion expressed below, we have examined and relied on the following documents:

     (1) the Certificate of Incorporation and By-laws of the Company, each as amended as of the date hereof; and

     (2) records of meetings and consents of the Board of Directors of the Company relating to the issuance of the Shares provided to us by the Company.

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or
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DynaGen, Inc.
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photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have further assumed that a sufficient number of duly authorized and unissued shares of Common Stock will be available for issuance at the time the shares of Series J Stock, Series K Stock, Series L Stock and Series M Stock are presented for conversion in accordance with the terms thereof and at the time the Warrants are exercised; and that the consideration received by the Company in respect of each Share will be no less than its par value.

     Based upon and subject to the foregoing, it is our opinion that the Company has taken all necessary corporate action required to authorize the issuance of the Shares, and the Shares, when issued upon receipt of consideration therefor, and when certificates for the same have been duly executed and countersigned and delivered, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                   Very truly yours,

                                                   FOLEY, HOAG & ELIOT LLP

                                                   By: /s/ David A. Broadwin
                                                       ---------------------
                                                       A Partner